Exhibit 10.1

New Trent Inc

Product Development Agreement with

SHENZHEN ANYTONE TECHNOLOGY CO., LTD

This Product development Agreement, herein referred to as (“Agreement”), is made by and between

SHENZHEN ANYTONE TECHNOLOGY CO., LTD
(“hereinafter referred as ANT”) located at 5F, 51 Building. No. 5 Qiongyu RD, High-tech industrial park, Nanshan district, Shenzhen, China. 518057
And

New Trent Inc (“hereinafter referred as NT”) located at
46715 Fremont Blvd
Fremont, CA 94538

This Agreement is effective as of Feb 20, 2012 (the “Effective Date”).

1.	Product development Agreement (ODM) Between NT and ANT

NT is an USA based company which market smart and Tablet phone power bank hereinafter to as “power bank” in worldwide market places.

NT authorizes ANT as a certified factory to manufacture NT’s power bank products, which includes but it not limited to 8800BD & IMP99D.  ANT agrees to follow and sign NT’s Non Disclosure Agreement (NDA) in order to meet NT’s Product Development Program standard.

NT will authorize ANT to design and manufacture new power bank product for NT.  During the product development, ANT agrees not to sell NT’s power bank products to any market place sellers or any other companies in the USA and UK market.

NT shall undertake to sell the following product to customers in the both USA and UK during the effective period of this agreement for not less than USD 1,000,000.

 Order Plan Details

Model	Order Date	Price(USD)	Quantity(SET)	Amount(USD)
8800BD&IMP99D	Feb to April	24.66	4500	110970
8800BD&IMP99D	May to July	24.66	5500	135630
8800BD&IMP99D	August to September	24.66	8500	209610
8800BD&IMP99D	October to December	24.66	9000	221940

M700	April to June	19.00	4500	85500
M700	July to September	19.00	6500	123500
M700	October to December	19.00	8000	152000
Total				1039150

Remark: the order details subject to PO confirmed based on both parties.

If NT’s new design product sells well in the market places in both USA and UK, ANT cannot create or duplicate another design which is very similar to NT’s power bank design and sell it to other companies.

3.           Payment Terms

1)  50% deposit when PO is confirmed by ANT
2)  50% payment 45 days after Product is shipped by ANT

4.           Product Insurance and Product Warranty

ANT agrees to purchase a product insurance to cover all the ANT’s products shipped to NT.  If NT receives any claims caused by ANT’s battery product, ANT’s product insurance agent will be responsible for the fire investigation and also the claims against ANT’s product in both USA and UK.

ANT will provide a 10-month product warranty.  This 10-month warranty will start from the NT shipment receipt date.

NT will be responsible for the customer support and agree to provide all replacement items to their customers.  Periodically NT will send ANT a shipment of warranty related items.  ANT will make best efforts to ship the replacements to NT within 30-days.  If ANT deems that items are covered under their product warranty then ANT will send NT new replacement items within 30 days.  NT will be responsible for the return shipping charge and ANT will be responsible for replacement shipping charge

The following will be covered under the product warranty

a)	Product malfunction reported by NT’s end user
b)	Product missing parts
c)	Product has a physical defect after goods are received by NT’s consumers

Returned Merchandise: Any returns will be subject to NT’s then standard return policies, which may be amended from time to time.

5.           TERMINATION

This business Agreement can be terminated when the business relation between ANT and NT is ended via written notice by either party.  Written notice may be faxed, mailed, E-Mailed, or delivered in person.  If ANT still owes NT money, NT will reserve a legal right to get money back with ANT liable for any legal fees.

ANT agrees to pay all costs, expenses, and fees, including reasonable attorney’s fees, which may be incurred by NT in enforcing or protecting its rights following any default on the part of ANT.

6.  LIMITATION OF LIABILITY

In no event will NT be liable for any special, indirect, incidental or consequential damages, or any damages resulting from loss of profits arising out of or in connection with this Agreement or the services performed hereunder, whether in an action based on contract or tort including any action for negligence.  NT will not be liable for any damages other than for the gross negligence or intentional misconduct of its agents.  In no event will NT be liable for any damages in any action arising out of our in connection with this Agreement.

ANT hereby consents to the jurisdiction of the State and Federal courts located in San Jose, California.

IN WITNESS WHEREOF, the parties have caused this Consultant & Representative Agreement to be executed by their duly authorized representatives as of the

Effective Date: Feb 20th, 2012 to Dec 31st, 2012.

/s/ Jack Yu	/s/ John Chang

Jack Yu	John Chang
General Manager	President of New Trent Inc
Shenzhen Anytone Technology Co., Ltd	New Trent Inc
Date	Date: 2012, Feb 20

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